Exhibit 99.1

UNIVERSE2U RECEIVES FUNDING COMMITMENT TO GROW ITS BUSINESS

RICHMOND HILL, Ontario - July 2, 2002 - Universe2U (OTC BB:UTOU) is pleased to announce today that it received $500,000 in a convertible debt/warrant financing from a small group of institutional investors. This is the first installment of a $1,500,000 funding commitment. Under the arrangement, the Company will receive an additional $500,000 of funding within 10 days of the filing of a Registration Statement with the Securities and Exchange Commission relating to the shares of common stock underlying the convertible debentures and warrants and another $500,000 within 10 days of the effective date of the Registration Statement. The Company expects to file the Registration Statement within the next 30 days.

Mr. Kim Allen, CEO of Universe2U, commented, "our arrangement commits us to a tight use of proceeds schedule to ensure the investment is targeted at our growth which include launching voice2u, our voice over IP (Internet Protocol) product and expanding our wireless network. We now have funding in place for the Company to fully implement these programs."

The securities sold in the financing have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ABOUT UNIVERSE2U INC.

As a network partner, Universe2U (http://www.universe2u.com) works with municipalities, businesses, institutions, and utilities to make their network's ventures successful. Through our industry expertise, we expect our customers to achieve a high return on investment by developing, designing, building and operating a sustainable business, providing "right" solution and speed to market.

FORWARD-LOOKING STATEMENT

Statements included in this press release which are not historical in nature, are intended to be, and are hereby identified as "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by words including "anticipate", "await", "envision", "foresee", "aim at", "believe", "intends", "estimates", "expect", and similar expressions. The Company cautions readers that forward-looking statements, including without limitation, those relating to the Company's future business prospects, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Readers are directed to the Company's filings with the U.S. Securities and Exchange Commission for additional information and a presentation of the risks and uncertainties that may affect the Company's business and results of operations.

CONTACT: Mr. Kim Allen of Universe2U Inc., 905-881-3284 or info@universe2u.com